EXHIBIT 10.7
                              SHAREHOLDER AGREEMENT


                  THIS AGREEMENT made as of the 16th day of February, 1999


AMONG:


                  PLAYSTAR WYOMING HOLDING CORP., a corporation organized and existing under the laws of Antigua

                  ("PlayStar")

                                     - and -


                  JOSEPH ALVES and ALICIA DA CONCEICAO, both of the Province of Ontario and being the sole shareholders of Cyberstation

                  ("Alves" and "Conceicao", respectively)


                                     - and -


                  CYBERSTATION COMPUTERS & SUPPORT INC., a corporation organized and existing under the laws of Ontario

                  (the "Corporation")



                  WHEREAS the authorized capital of the Corporation consisted of an unlimited number of Common Shares, of which 1,000 Common Shares are issued and outstanding;

                  AND WHEREAS Alves, Conceicao and PlayStar are the registered and beneficial owners of all of the issued and outstanding Common Shares of the Corporation;

                  AND WHEREAS Cyberstation International has granted to each of PlayStar and the Corporation an exclusive perpetual royalty-free license by to use the Licensed Property in the areas designated in each license;

                  AND WHEREAS the Shareholders wish to enter into this Agreement to, among other things, provide for the management of the Corporation and to regulate dealings with their investments in the Corporation;

                  AND WHEREAS it is the intention of the Parties that this Agreement should constitute a unanimous shareholder agreement with respect to the Corporation;

                  NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:



 . Where used herein or in any amendment or supplement hereof, unless the context otherwise requires, the words and phrases with initial capitals set forth below will have the meanings so set forth therein.

                  "ACCEPTANCE NOTICE" has the meaning given in Section 4.5;

                  "ACT" means the BUSINESS CORPORATIONS ACT (Ontario);

                  "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person is deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has a corresponding meaning;

                  "AGREEMENT" means this Agreement, including the Schedules to this Agreement, as it or they may be amended or supplemented form time to time, and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement;

                  "ARM'S LENGTH" shall have the same meaning as that term is given in the INCOME TAX ACT (Canada);

                  "ARTICLES OF INCORPORATION" means the articles of incorporation of the Corporation, as amended or restated from time to time in accordance with the provisions of this Agreement and the Act;

                  "BOARD" means the board of directors of the Corporation;

                  "BUDGET" means the estimates of proposed and committed expenditures and the subject matter of each expenditure with respect to the development of the Licensed Property for the subject period and a statement of objectives and plans with respect to such expenditures;

                  "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto;

                  "BUSINESS OF THE CORPORATION" means the business of the activities associated with being the business of developing proprietary software, systems and services used to provide electronic commerce solutions that enable businesses to sell products and services on the Internet;

                  "BUYER" has the meaning given in Section 5.1;

                  "BY-LAWS" means the by-laws of the Corporation in the form enacted on the date hereof and any additions or amendments thereto made after the date hereof;

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                  "CLAIMS" means all claims, damages (direct, indirect,
                  consequential or otherwise), losses, liabilities (whether accrued, actual, contingent or otherwise), demands, suits, judgments, causes of action, legal proceedings, penalties or other sanctions and any costs and expenses arising in connection therewith, including legal fees and disbursements on a solicitor and own client basis (including all such legal fees and disbursements in connection with any appeals), and all accounting and professional fees and disbursements;

                  "COMMON SHARES" means the common shares of the Corporation issued and outstanding from time to time;

                  "CONFIDENTIAL INFORMATION" of a Party means all information (and all documents and other tangible items which record information, whether on paper, in computer readable format or otherwise) relating to such Party's business (including, without limitation, business plans, property, way of doing business or business results or prospects) which:

                  (a) at the time concerned is either protectable as a trade secret under Applicable Law, or is otherwise of a confidential nature (and is known or should have been known by the other Party or its Representatives as being of a confidential nature), and

                  (b) has been or is from time to time made known to or is otherwise learned by the other Party or any of its Representatives as a result of the relationship under this Agreement,

                  including, without limitation, the following information:

                  (c)      the terms of this Agreement;

                  (d)      a Party's proprietary software; and

                  (e)      a Party's business records,

                  but not including any information or documents or other tangible items which at the time in question:

                  (f) have become generally available to the public other than as a result of a disclosure by the other Party or any of its Representatives;

                  (g) were available to the other Party or its Representatives on a non-confidential basis before the date of this Agreement; or

                  (h) become available to the other Party or its Representatives on a non-confidential basis from a Person other than the first-mentioned Party or any of its Representatives who is not, to the knowledge of such other Party or its Representatives, otherwise bound by confidentiality obligations to such first-mentioned Party or otherwise prohibited from transmitting the information to the other Party or its Representatives;

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                  "CYBERSTATION LICENSE AGREEMENT" means the license agreement dated the date hereof entered into between Cyberstation International, as licensor, and Cyberstation, as licensee with respect to the Licensed Property; "CYBERSTATION INTERNATIONAL" means Cyberstation International Limited, a St. Kitts company;

                  "DECLINING OFFEREE" has the meaning given in Section 4.7;

                  "DIRECTOR" means a person occupying the position of director of the Corporation, and "Directors" means every Director;

                  "EQUITY SECURITIES" means the y issued and outstanding Common Shares and any other shares in the capital of the Corporation issued and outstanding at any time in the future, and any rights, warrants, options or other instruments entitling the holder, whether or not on a contingency, to acquire from the Corporation shares of the Corporation, and any instruments convertible or exchangeable, whether or not on a contingency, into any of the foregoing;

                  "EQUITY SECURITYHOLDER" means the holder of any Equity
                  Security;

                  "FAIR MARKET VALUE" means the cash value of Equity Securities as if determined in an open and unrestricted market in a transaction between informed and prudent parties acting at Arm's Length and under no compulsion to act, without a premium for control or discount for minority interest, as established by a national firm of business valuators retained by the Corporation and selected by the Board without the participation of directors, if any, nominated by a Shareholder that has an interest in the transaction pursuant to which the value of Equity Securities is being established;

                  "GAAP" means those accounting principles that are recognized as being generally accepted in Canada from time to time as set forth in the HANDBOOK published by the Canadian Institute of Chartered Accountants, consistently applied;

                  "LICENSED PROPERTY" means the software and intellectual property licensed by Cyberstation International to PlayStar and to Cyberstation pursuant to the PlayStar License Agreement and the Cyberstation License Agreement;

                  "LIEN" means any encumbrance, charge, pledge, hypothecation, security interest, lien (whether statutory or otherwise), prior assignment, option to purchase or adverse claim;

                  "OFFERED SECURITIES" has the meaning given in Section 4.5;

                  "OVERSUBSCRIPTION" has the meaning given in Section 6.1(2);

                  "PARTY" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; and "PARTIES" means every Party;

                  "PERSON" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity;

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                  "PLAYSTAR" means PlayStar Wyoming Holding Corp. and its
                  successors and permitted assigns;

                  "PLAYSTAR APPROVAL" means, in the case of a vote on a resolution by the Board or a committee of the Board, the approval of at least one PlayStar Director and, in the case of a vote on a resolution or other matter by the Shareholders, the approval of PlayStar;

                  "PLAYSTAR DIRECTOR" means a Director who was nominated by PlayStar;

                  "PLAYSTAR LICENSE AGREEMENT" means the license agreement dated the date hereof entered into between the Company, as licensor, and PlayStar Sub, as licensee, with respect to the Licensed Property;

                  "PLAYSTAR SUB" means Players Limited, an Antigua company and a wholly-owned subsidiary of PlayStar;

                  "PROPORTION" has the meaning given in Section 6.1(2);

                  "REPRESENTATIVES" with respect to any Party means its Affiliates and its or their respective directors, officers, employees, agents and other representatives;

                  "SALE DATE" has the meaning given in Section 4.5;

                  "SELLER" has the meaning given in Section 4.5;

                  "SELLING NOTICE" has the meaning given in Section 4.5;

                  "SHAREHOLDER" means a Person listed in Schedule A so long as that Person is the registered and beneficial owner of any Equity Securities; and "SHAREHOLDERS" means every Shareholder;

                  "TAG-ALONG DEMAND" has the meaning given in Section 4.7;

                  "TAG-ALONG NOTICE" has the meaning given in Section 4.7;

                  "TAG-ALONG OFFER" has the meaning given in Section 4.7;

                  "TAGGING SECURITIES" has the meaning given in Section 4.7;

                  "THIRD PARTY" has the meaning given in Section 4.5; and

                  "TRANSFER" of an interest in any Equity Securities includes any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation, alienation, transmission or other transaction, whether direct or indirect and whether voluntary, involuntary or by operation of law, by which the legal or beneficial ownership of, or a security interest or other interest in, the interest passes from one Person to another, or to the same Person in a different capacity, whether or not for value, and any change of Control of the legal or beneficial owner of the interest or any Person that Controls, directly or indirectly, such legal or beneficial owner of the interest, other than a change of Control resulting from the transmission of the interest of a deceased or incompetent

                  Shareholder to the personal representative of such Shareholder for so long as the interest continues to be held by the personal representative of such Shareholder, and "TO TRANSFER" and "TRANSFERRED" and similar expressions have corresponding meanings.

 . The division of this Agreement into Articles and Sections, the insertion of headings and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

 . Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

 . If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

 . Except as otherwise expressly provided in this Agreement, all dollar amounts referred to in this Agreement are stated in Canadian Dollars and any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds.

 . In calculating interest payable under this Agreement for any period of time, the first day of such period shall be included and the last day of such period shall be excluded.

 . Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

 . Unless the context requires otherwise, references in this Agreement to Articles, Sections or Schedules are to Articles, Sections or Schedules of this Agreement.



 . In addition to any requirements of the Act, the Corporation shall not take or effect or agree to take or effect any of the actions with respect to the following matters without the prior approval of the Board and PlayStar Approval:

                  (a) the amendment of the Articles, the making or repeal of any by-law;

                  (b) the sale of a material asset of the Corporation out of the ordinary course of business or the granting of an option for such sale;

                  (c) the creation, issuance or amendment of any Equity Securities, including any Shares, unless the pre-emptive rights provided for in Article 6 of this Agreement have been complied with;

                  (d) the acquisition of any assets unrelated to or not necessary for, the conduct of the Business of the Corporation and for greater certainty, this clause does not relate to the acquisition of any assets related to software, banking or electronic commerce;

                  (e) the carrying on, directly or indirectly, of any on-line gaming activity;

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                  (f)      the taking of any steps to wind-up, dissolve or
                           terminate the corporate existence of the Corporation or any assignment for the general benefit of the creditors of the Corporation or the making of any proposal under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or any proceedings relating to it under any reorganization, arrangement, readjustment of debt or liquidation law including the COMPANIES' CREDITORS ARRANGEMENTS ACT (Canada);

                  (g) approving any amendment to the Cyberstation License Agreement;

                  (h) the giving of financial assistance, by means of loan, guarantee or otherwise, to any Person.

 . The number of directors to be elected shall be fixed at five, of which three shall be nominated by Alves and Conceicao and two by PlayStar. If the number of directors is increased, PlayStar shall be entitled at all times to nominate that number of directors, rounded up to the nearest whole number, represented by the proportion of issued and outstanding Common Shares owned by it. Directors shall be elected annually. All Shareholders shall vote their Equity Shares to elect such nominees. A Shareholder may choose not to nominate anyone for election as a Director or may nominate the same Person as another Shareholder nominates; in each case, the number of directors shall be reduced accordingly. A vacancy among the Directors shall be filled by the Shareholder whose nominee has ceased to hold office as a director. A Shareholder has the exclusive right at any time to remove any Director nominated by it and fill the vacancy created by the removal of its nominee. All nominees of each Shareholder other than nominees of PlayStar shall at all times be resident Canadians as such term is defined in the Act.

 . Notwithstanding any provision contained in the By-laws, notice of any meeting of the Board shall, unless waived, be given not less than seven days (exclusive of the day on which the notice is delivered or sent but inclusive of the day by which notice is given) before the meeting is to take place, such notice to include or be accompanied by a general description of the matters to be dealt with at the meeting.

 . At least one PlayStar Director shall be a member of each committee of the Board.

 . Notwithstanding any contrary provision in the By-laws, the quorum for any meeting of the Board or a committee of the Board shall be three directors, at least one of whom shall be an PlayStar Director. A meeting shall be adjourned for lack of a quorum by notice to all directors to a date at least 7 days following the adjourned meeting. At any such reconvened meeting, the quorum shall be not less than two-fifths of the directors and a PlayStar Director shall not be required to constitute a quorum. If a director is unable to attend or if it is unreasonable to expect a director to attend, all of the Shareholders shall (at the request of the Shareholder which nominated such director and for the duration of the reconvened meeting) replace that nominee with a nominee of such Shareholder who is willing and able to attend the reconvened meeting, and at such meeting the replacement nominee shall have all the rights and obligations which the absent nominee would have had. Such replacement shall be done in accordance with Section 2.2 prior to the reconvened meeting.

 . One of the directors nominated by the owner of the greatest number of Common Shares and subsequently elected to the Board shall act as Chairman. In identifying which of such nominees is to so serve as Chairman, the nominator shall use reasonable efforts to accommodate the preferences of the other Shareholders. Notwithstanding any contrary provision in the By-laws, at any meeting of the Board or any committee of the Board, the Chairman, in the case of an equality of votes, will not be entitled to a second, casting or other tie-breaking vote.

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 . The Corporation shall at all times maintain at its registered office proper books of account, which shall contain accurate and complete records of all transactions, receipts, expenses, assets and liabilities of the Corporation and shall provide all Shareholders reasonable access to them. Each Shareholder acknowledges that all records, material and information pertaining to the Corporation and any copies thereof obtained by any Shareholder are and shall remain the exclusive property of the Corporation.

 .  The Corporation and shall prepare and provide to the Shareholders:

                  (a) within 30 days of the end of the first, second and third fiscal quarters of each fiscal year, unaudited consolidated quarterly financial statements including a balance sheet as at the end of such quarter year and statements of income and changes in financial position for such quarter period with comparatives to the same fiscal quarters in the immediately preceding fiscal year;

                  (b) within 60 days of the end of each fiscal year, audited consolidated financial statements including without limitation a balance sheet prepared at the end of such year, statements of income, changes in financial position and changes in retained earnings for such fiscal year, with comparatives for the immediately preceding fiscal year; and

                  (c) such other information, accounts, data and projections reasonably and practicably obtainable by the Corporation as any Shareholder may reasonably request from time to time.

 . The Corporation shall maintain a system of accounting and reporting established and administered in accordance with GAAP and satisfactory to the Corporation's auditors or accountants. All financial statements and other reporting made pursuant to Section 3.2 shall be prepared in accordance with GAAP applied consistently with prior periods.

 . The Corporation shall permit Persons designated by any Shareholder to visit and inspect, at the Shareholder's expense, any properties of the Corporation, to examine the books, data and financial records of the Corporation and to discuss its affairs, finances and accounts with the financial officers of the Corporation, all at such reasonable times and as often as may reasonably be requested by the Shareholder. The Persons designated by the Shareholder pursuant to this section may include accountants or management consultants or others appointed by the Shareholder to examine all or any aspect of the operations of the Corporation, and the Corporation agrees to answer any inquiries which such Persons may make fully and fairly and to the best of its ability. The Corporation agrees that such Persons may, in the course of their investigations, discuss the business and affairs of the Corporation with the officers, directors and employees of the Corporation and with the auditors or accountants of the Corporation and others reasonably expected to have knowledge of the relevant matters. The Corporation acknowledges that such Persons may prepare reports to the Shareholder concerning the financial position and business prospects of the Corporation and the Shareholder shall have no obligation to disclose the content of such reports to the Corporation or any other Shareholder. Shareholders shall have no duty to make any such visits, inspections or examinations or to have any such discussions and shall not incur any liability or obligation nor lose any rights for not making the same.

 . No Equity Securities of the Corporation or any interest therein shall be Transferred and no Agreement or commitment shall be made to Transfer any Equity Securities except in each case either with the consent of all the Shareholders or pursuant to the applicable provisions of this Agreement, and any attempt to do so without such consent or not pursuant to such provisions shall be void. The Corporation shall not register or permit the registration of any transfer of Equity Shares made otherwise than in compliance with the provisions of this Agreement.

 . Notwithstanding the provisions of Section 4.1 of this Agreement, any Shareholder shall be permitted to transfer or otherwise dispose of all but not part of the Equity Securities owned by him or it:

                  (a)      if a corporate Shareholder, to an Affiliate, or

                  (b) if an individual Shareholder, to his spouse, any of his children (or a trust or trusts established solely or primarily for any such person or persons provided, however, that where any such trust is not established solely for the benefit of such person(s), the remaining beneficiaries thereunder shall consist of other members of such Shareholder's family and/or organizations having philanthropic or charitable goals) or to a corporation controlled by any one or more of such persons, provided that no such transfer or other disposition shall be effective until PlayStar shall have consented in writing, which consent shall not be unreasonably withheld, and the transferee shall have entered into an agreement with PlayStar and the other Parties hereto (which agreement shall not constitute a novation without the specific written agreement of the other parties hereto) whereby such transferee agrees:

      (i) to assume and be bound by all the obligations of the transferor along with and not instead of the transferor and to be subject to all the restrictions to which the transferor is subject under the terms of this agreement; and

      (ii) to retransfer such Equity Securities to the transferor if the transferor shall cease to have DE FACTO control of the transferee.

 . This Agreement shall constitute consent by the Shareholders, as required by the Articles of Incorporation, to any Transfer of Equity Securities made in accordance with the provisions of this Agreement.

 . A Shareholder may pledge all of its Equity Securities to a financial institution to secure BONA FIDE loans to such Shareholder by such institution, provided that such institution agrees in writing with all the Parties hereto that in the event of realization it will be bound by the terms of Articles 4 and 5 INTER ALIA to sell such Equity Securities pursuant to Section 4.4 and, until realization, the voting rights attached to such Equity Securities shall be exercisable only by such Shareholder. Any Shareholder whose Equity Securities have been realized upon shall continue to be bound by its obligations under this Agreement arising or occurring on or before the date of realization.

 . A Shareholder who desires to sell (the "Seller") all, but not less than all of the Equity Securities owned by it (the "Offered Securities") shall give notice (the "Selling Notice") to the other Shareholders (the "Other Shareholders") of its intention so to do. The Selling Notice shall state the price per security at which the Seller is prepared to sell the Offered Securities, shall provide that the purchase price is to be paid in full on the completion of the sale and shall

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state the proposed date of sale (the "Sale Date"), which shall not be less than
30 days nor more than 60 days after the date on which the Selling Notice is given to the Other Shareholders. In such event, unless all the Other Shareholders and the Seller otherwise agree, the following provisions shall govern such purchase and sale:

                  (a) The Selling Notice shall be deemed to be an offer, irrevocable within the time hereinafter specified for acceptance, by the Seller to sell the Offered Securities to the Other Shareholders.

                  (b) Within 30 days after receipt of the Selling Notice, each Other Shareholder may give to the Seller a notice of acceptance (an "Acceptance Notice") which shall set forth the number of Offered Securities which such Other Shareholder is willing to purchase from the Seller.

                  (c) If the Other Shareholders collectively are prepared to purchase all or more than all of the Offered Securities, then the Other Shareholders shall be entitled to purchase the Offered Equity Securities as nearly as may be in proportion to the number of Equity Securities then held by them respectively. If all of the Other Shareholders do not claim their respective proportions, the unclaimed Offered Securities shall be allocated so as to satisfy the unsatisfied claims of Other Shareholders for Offered Securities in excess of their proportions and, if the claims in excess are more than sufficient to exhaust such unclaimed Offered Securities, the unclaimed Offered Securities shall be divided among the remaining Other Shareholders in proportion to their holdings of Equity Securities immediately before the delivery of the Selling Notice. The allocation method set out in this paragraph shall be, if necessary, repetitively applied until either (i) all Offered Securities are accepted, or (ii) all claims of the Other Shareholders for Offered Securities are satisfied. An Other Shareholder shall not be bound to purchase any Offered Securities in excess of the number which it agreed to purchase in its Acceptance Notice.

                  (d) If none of the Other Shareholders accepts the offer or the Other Shareholders collectively are not prepared to purchase all of the Offered Securities, then the Seller may, but need not, sell all or only some of the Offered Securities to the Other Shareholders as they may agree and may, but need not, sell all or only some of the Offered Securities to any other Person with whom the Seller deals at Arm's Length (a "Third Party") within 90 days after the Sale Date at a price per security not less than the price per security and on terms and conditions not more favourable than the terms and conditions on which the Seller is required first to offer to sell the Equity Securities to the Other Shareholders pursuant to this Section 4.4. In the event that the Seller does not sell the Offered Securities to a Third Party within such 90 day period, then the provisions of this Agreement shall once again apply and so on from time to time.

                  (e) If the Seller has received, before the date of the Selling Notice, a BONA FIDE offer from a Third Party to purchase the Offered Securities for cash which the Seller wishes to accept, then the Seller shall send a copy of such offer to each Other Shareholder with the Selling Notice and the terms and conditions of sale set forth in the Selling Notice shall be the same as those set forth in such offer, and the Sale Date proposed shall not be less than 30 days nor more than 60 days after the date on which the Selling Notice is given to each Other Shareholder. By delivering a

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                           Selling Notice, the Seller represents and warrants to
                           each Other Shareholder that no direct or indirect collateral benefit or supplementary consideration (whether or not in the nature of money, property, securities or other benefits or opportunities) has been or is to be paid or received by the Third Party or any other Person with whom the Third Party does not deal at Arm's Length, in connection with the Third Party's offer and that such offer is not made as part of or in connection with any other transaction. Each such Other Shareholder shall be entitled to obtain from the Seller all documents relevant to this issue of collateral benefit or supplementary consideration.

 . No Party may sell Equity Securities as a part of or incidental to the sale of any other assets or any other transaction in such a manner as would frustrate the application of Section 4.5.

 . If the Seller proposes to sell the Offered Securities to a Third Party pursuant to Section 4.5, then the Seller shall, within 10 days following the expiry of the 30 day period referred to in Section 4.5(b), give written notice (the "Tag-Along Notice") of the identity of the Third Party and the price and other material terms of the transaction (which shall be consistent with the requirements of Section 4.5) to each of the Other Shareholders (a "Declining Offeree") who elected not to exercise its right to purchase such Offered Securities. A Declining Offeree may, not later than 10 days after receipt of the Tag-Along Notice, deliver to the Seller a notice in writing invoking the provisions of this Section 4.7 (a "Tag-Along Demand"). The Tag-Along Demand shall be irrevocable and shall bind the Declining Offeree to sell all but not less than all of the Equity Securities (the "Tagging Securities") owned by the Declining Offeree to the Third Party, in accordance with the provisions of this
Section 4.7. If a Declining Offeree delivers a Tag-Along Demand, then the Seller shall not complete the sale to the Third Party of any of the Offered Securities unless the Third Party has delivered to the Declining Offeree an offer in writing (the "Tag-Along Offer") to purchase the Tagging Securities from the Declining Offeree. The Tag-Along Offer shall contain only such terms and conditions as are identical to those upon which the Shareholder proposes to sell to the Third Party the Offered Securities pursuant to Section 4.5, provided that the offer price per Equity Security, which shall be specified in the Tag-Along Offer, shall be the same consideration as, or the cash equivalent of, the consideration per Equity Security at which the Shareholder proposes to sell the Offered Securities to the Third Party pursuant to Section 4.5. The closing date and other closing arrangements for the purchase and sale transaction between the Declining Offeree and the Third Party shall be specified in the Tag-Along Offer and shall be the same, MUTATIS MUTANDIS, as those specified between the Third Party and the Shareholder.




 . Each Seller who sells any Equity Securities pursuant to the provisions of this Agreement shall hereby be deemed to warrant to each other Shareholder who purchases such Equity Securities (such purchasing Shareholder being referred to in this Article 5 as the "Buyer") that, at the time of closing of the transaction of purchase and sale in question, (i) the Seller shall have good and marketable title to such Equity Securities and (ii) the Buyer will acquire such Equity Securities free of Liens, and in addition the Seller shall hereby be deemed to agree to indemnify and save the Buyer harmless against any loss suffered by the Buyer as a result of there being Liens on or any defect in the title of the Seller to such Equity Securities.

 . Unless otherwise provided for herein, each purchase and sale of Equity Securities between Shareholders pursuant to this Agreement shall, unless otherwise expressly provided herein or agreed upon by all parties to such purchase and sale, be completed at the offices of the solicitors of the Corporation at Toronto, Ontario on the 30th day after the date of the last notice given by the Buyer or the Seller, as the case may be, pursuant to the applicable sections of this Agreement.

 . At the time of closing of any purchase of Equity Securities of the Corporation as set forth in Section 5.2, the Seller shall table:

                  (a) a certificate or certificates representing the Equity Securities being sold by the Seller, duly endorsed by the appropriate person in blank for transfer with signatures guaranteed by a Canadian chartered bank, trust company or member of a Canadian stock exchange and transfers of any Equity Securities being sold in such form as the Buyer may reasonably require;

                  (b) in the case of a sale of Equity Securities by a person which is not a natural person, such authorizing resolutions, orders and other instruments as the solicitors for the Buyer shall reasonably consider necessary to effect and evidence a valid transfer of such Equity Securities;

                  (c) evidence of the consent of the directors or shareholders to the transfer of Equity Securities in question as required by the Articles of Incorporation;

                  (d) the resignation of the Seller's nominees as directors of the Corporation and releases executed by the Seller's nominees, if any, as directors and officers of the Corporation in form satisfactory to the Buyer acting reasonably in respect of Claims against the Corporation and the Purchaser for compensation and indemnification arising from having been a director or officer of the Corporation; and

                  (e) either provide the Buyer with evidence reasonably satisfactory to the Buyer that the Vendor is not then a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada) or provide the Purchaser with a certificate pursuant to subsection 116(2) of the INCOME TAX ACT (Canada), with a certificate limit in an amount of not less than the purchase price for the Equity Securities; provided that if such evidence or certificate is not forthcoming, the Buyer shall be entitled to make the payment of tax required under the INCOME TAX ACT (Canada) and to deduct the amount of the payment from the purchase price for the Equity Securities;

Each Buyer shall pay for such Equity Securities by draft or cheque drawn or certified by a reasonably creditworthy bank or like financial institution. If the Seller fails to comply with the requirements set out in this section, the Buyer shall, in addition to its other rights, including its right to specific performance, be entitled to rescind the related agreement of purchase and sale and shall have an action for damages. The Seller hereby irrevocably constitutes and appoints any Person who at the date of closing is a Director or officer of the Corporation, a true and lawful attorney-in-fact and agent for, in the name of and on behalf of the Seller to execute and deliver all documents, instruments and corporate records as may be necessary to effectively transfer and assign the Seller's Equity Securities to the Buyer on the books of the Corporation. Such appointment and power of attorney being coupled with an interest, shall not be revoked by the insolvency, bankruptcy or incapacity of the Seller and the Seller hereby ratifies and confirms and agrees to ratify and confirm all that such attorney may lawfully do or cause to be done by virtue of the provisions hereof.

 . If, on the date of closing of any sale and purchase of Equity Securities of the Corporation, the Seller is indebted to the Corporation in an amount recorded on the books of the Corporation and verified by the auditor, then unless otherwise agreed in writing between the Corporation and the Seller, each Buyer shall pay the purchase price payable therefor by him to the Corporation by tabling and delivering to the Secretary of the Corporation, at the time of closing of such purchase and sale, the purchase price for such Equity Securities and the Corporation shall apply the total purchase price proceeds to repayment of the indebtedness of the Seller to the Corporation. If such proceeds exceed such indebtedness, the Corporation shall pay the excess over to the Seller at the time of closing of such purchase and sale. In the event that the Seller sells all of the Equity Securities of the Corporation owned by him and the indebtedness of the Seller to the Corporation exceeds the proceeds of such sale, then the Seller shall at the date of closing pay the balance of such indebtedness to the Corporation to retire such indebtedness.

 . If, on the date of closing of any sale and purchase of Equity Securities of the Corporation, the Corporation is indebted to the Seller all of whose Equity Securities are purchased by other Shareholders pursuant to Article 4, or if such Seller is the guarantor of any indebtedness of the Corporation, the Buyers shall, at the time of closing, purchase such indebtedness at a price equal to the outstanding amount thereof plus accrued interest PRO RATA in accordance with the number of Equity Securities purchased by them and cause any such guarantee to be released.

 . No Equity Securities of the Corporation shall be Transferred, whether pursuant to any provision of Article 4 or otherwise, by the Corporation or a Shareholder to any Person other than a Shareholder until the proposed transferee or purchaser executes and delivers to the parties hereto an agreement to the same effect as this Agreement and any further agreement with respect to the Corporation to which the Shareholders are then, or are then required to be, party, and unless the proposed transferee or purchaser, on becoming a party to this Agreement, would be in compliance with its provisions including without limitation Article 8 hereof. Upon the proposed transferee or purchaser so doing, such agreements shall enure to the benefit of and be binding upon all of the parties to them as if all had executed and delivered the same agreements.

 . Any Shareholder who sells all of the Equity Securities of the Corporation owned by it in accordance with the terms of this Agreement shall thereafter be released and discharged from the performance of all of its covenants and obligations hereunder from and after the date of such sale and compliance by the transferee with Section 5.6 except from its obligations under Article 8 and any other obligations under this Agreement which by their terms are to survive any such sale.




      (1) If the Corporation wishes at any time or from time to time to issue Equity Securities, then the Corporation shall first offer the Equity Shares to the Shareholders in accordance with the provisions of Section 6.1(2), but the Shareholders shall have no pre-emptive right on the issuance of Equity
Securities:

                  (a)      for consideration other than money;

                  (b)      as a share dividend; or

                  (c) pursuant to the exercise of conversion privileges, options or rights to acquire additional Equity Securities previously granted by the Corporation.

      (2) The Corporation shall first offer to issue Equity Securities to the Shareholders in accordance with the following provisions:

                  (a) The offer to issue Equity Securities shall be made by notice given to each Shareholder. The notice shall set out a description of the Equity Securities to be offered, the proposed use of the proceeds of the issue, the purchase price and the purchase date which shall be a date not earlier than 30 days after the date of such notice.

                  (b) Each Shareholder shall have the right to subscribe for and purchase up to that number of the Equity Securities mentioned in the notice (referred to in this Section 6.1 as such Shareholder's "Proportion") which is equal to the number determined by multiplying the total number of Equity Securities offered by a fraction, the numerator of which shall be the number of Common Shares owned by such Shareholder at the date of such notice and the denominator of which shall be the total number of Common Shares owned by all the Shareholders at the date of such notice. A Shareholder may subscribe for a number of such Equity Securities in excess of its Proportion (an "Oversubscription") but shall have no right to purchase Equity Securities in excess of its Proportion except as provided in this Section 6.1(2). Such subscription rights shall be exercised by the Shareholder by giving notice of acceptance to the Corporation within 15 days after the receipt of the notice from the Corporation. If the Shareholder does exercise such subscription rights, it shall subscribe, purchase and pay for such Equity Securities on the purchase date set forth in the notice of the Corporation.

                  (c) If all the Shareholders do not subscribe for any or all of their respective Proportions, then the Equity Securities not subscribed for shall be used to satisfy the Oversubscriptions and if the Oversubscriptions exceed the unsubscribed Equity Securities, then the unsubscribed Equity Securities shall be divided among the Shareholders who submitted Oversubscriptions PRO RATA to their relative Proportions, but no Shareholder shall be bound to take any such Equity Securities in excess of the amount it so desires.

 . If any of the Equity Securities of any issue are not subscribed for and taken up in accordance with the provisions of Section 6.1(2), then the Corporation may, during the period of 30 days following the expiry of the offer to the Shareholders, offer to sell the Equity Securities not taken up by the Shareholders to any other Person, provided that the price at which such Equity Securities may be allotted and issued shall not be less than the subscription price offered to the Shareholders and the terms of payment shall not be more favourable than the terms offered to the Shareholders, and provided further that such purchaser or purchasers shall, at the time of purchase, agree to become a party to this Agreement and be bound by the provisions of this Agreement.


 .

      (1)Each Party shall (and shall cause each of its Representatives (as defined below) to) hold in strictest confidence and not use in any manner whatsoever, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below) of the other Party.

      (2)Section 7.1(1) shall not apply to the disclosure of any Confidential Information where such disclosure is required by Applicable Law. In that case, the Party required to disclose (or whose Representative is required to disclose) shall, as soon as possible in the circumstances, notify the other Party of the requirement. Upon receiving such notification the other Party may, if it wishes, take any reasonable action to challenge the requirement, and such disclosing Party shall (or shall cause the applicable Representative to), at the expense of the other Party, assist the other Party in taking such reasonable action.

      (3)Following the termination of this Agreement, each Party shall (and shall cause each of its Representatives to) promptly, following a request from the other Party, return to the requesting Party all copies of any tangible items (other than this Agreement), if any, which are or which contain Confidential Information of the requesting Party; provided however that if the Party so obligated to return Confidential Information or its Representatives have prepared summaries or analyses containing or concerning any Confidential Information, such Party may, instead of returning the summaries or analyses, destroy them and provide a certificate to that effect to the requesting Party.

 . Each of the Corporation, Alves and Conceicao agrees that such Party will not, nor will it permit an affiliate of such Party to, engage directly or indirectly in any on-line gaming activity during the term of this Agreement or for a period of one year following its termination without the prior written consent of PlayStar.




 . Pursuant to the PlayStar License Agreement and the Cyberstation License Agreement, Cyberstation International has granted to each of PlayStar Sub and the Corporation an exclusive perpetual royalty-free license to exploit the Licensed Property in the areas designated in their respective License Agreements. PlayStar and the Corporation agree that it is in their mutual interest to jointly develop the Licensed Property and enhancements thereto.

  The Corporation and PlayStar agree to use their reasonable efforts to prepare and agree upon a Budget for the development of enhancements to the Licensed Property annually and to agree upon a fair and reasonable apportionment of costs relating to such Budget.




 . Each Shareholder and each successor transferee (at the time it becomes a party to this Agreement) hereby represents and warrants to the other Shareholders and to the Corporation that it:

                  (a) has capacity and authority to enter into this Agreement and to perform its obligations hereunder;

                  (b) is not a party to, bound by or subject to any indenture, mortgage, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the execution and delivery by such Shareholder of this Agreement or the performance by such Shareholder of any of the terms of this Agreement;

                  (c) has duly authorized, executed and delivered this Agreement and that this Agreement constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and subject to general equitable principles;

                  (d) owns beneficially and of record the Equity Securities which are expressed to be owned by it in the recitals to this Agreement;

                  (e) is neither party to nor bound by any agreement regarding the ownership of its Equity Securities, other than this Agreement or as contemplated hereby;

                  (f) is complying with its obligations under this Agreement; and

                  (g)      will ensure that each of the foregoing
                           representations and warranties will continue to be true and correct for so long as the Shareholder holds any Equity Securities.




 . This Agreement, together with any Schedules attached to this Agreement and any agreements and documents to be delivered pursuant to the terms of this Agreement, constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, representations, warranties or other agreements between the Parties in connection with the subject matter of this Agreement, whether oral or written, express or implied, statutory or otherwise, except as specifically set out in this Agreement.


 . In the event of inconsistency between this Agreement and the Articles of Incorporation or By-laws, this Agreement shall apply, and the Parties shall immediately make all changes to the Articles of Incorporation and By-laws as are necessary and lawful to render them consistent with this Agreement.


 . No amendment of this Agreement will be effective unless made in writing and signed by the Parties.

 . A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach, non-observance or by anything done or omitted to be done by another Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance (whether of the same or any other nature).

 . Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

 .  Time shall be of the essence of this Agreement in all respects.



      (1)Any notice or other communication required or permitted to be given by this Agreement shall be in writing and shall be effectively given and made if
(i) delivered personally; or (ii) sent by prepaid courier service; or (iii) sent by registered mail; or (iv) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

         IF TO PLAYSTAR:

         PlayStar Wyoming Holding Corp.
         The Dollar Building
         Nevis Street, Top Floor
         St. John's, Antigua,  WI

         Attention:        William F.E. Tucker
         Fax:              (268) 562-0076

         With a copy (which shall not constitute notice) to:

         Blake, Cassels & Graydon
         Box 25
         Commerce Court West
         Toronto, Ontario  M5L 1A9

         Attention:          R. A. Bondy
         Fax:                (416) 863-2653

                  IF TO ALVES OR CONCEICAO, ADDRESSED TO ALVES AND/OR CONCEICAO, AS THE CASE MAY BE:

         c/o Cyberstation Computers & Support Inc.
         121 Richmond Street West
         Suite 1104
         Toronto, Ontario
         M5H 2G4

         Attention:        Joseph Alves
         Fax:              (416) 860-9380

         With a copy (which shall not constitute notice) to:

         Sereda & Sereda
         1 First Canadian Place
         100 King Street West
         P.O. Box 160, Suite 700
         Toronto, Ontario
         M5X 1C7

         Attention:        Joe Sereda
         Fax:              (416) 203-0606

                  IF TO CYBERSTATION:

         Cyberstation Computers & Support Inc.
         121 Richmond Street West
         Suite 1104
         Toronto, Ontario
         M5H 2G4

         Attention:        Joseph Alves
         Fax:              (416) 860-9380

         With a copy (which shall not constitute notice) to:

         Sereda & Sereda
         1 First Canadian Place
         100 King Street West
         P.O. Box 160, Suite 700
         Toronto, Ontario
         M5X 1C7

         Attention:        Joe Sereda
         Fax:              (416) 203-0606

      (2)Any notice or other communication so given shall be deemed to have been given and received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day is a Business Day and such notice or other communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such notice or communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the fifth Business Day following the mailing thereof; provided however that no such notice or other communication shall be mailed during any actual or apprehended disruption of postal services. Any such notice or other communication given in any other manner shall be deemed to have been given and received only upon actual receipt.

      (3)Any Party may from time to time change its address under this Section
10.7 by notice to the other Parties given in the manner provided by this Section.

 . Any tender of documents pursuant to this Agreement may be made upon the Parties or their respective solicitors.

 . Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Party the partner of any other Party.

 . This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective heirs, executors, administrators, successors and permitted assigns. Except as otherwise provided herein, no Shareholder may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its rights or obligations under this Agreement without the prior written consent of the other Shareholders. From and after such time as a Shareholder ceases to hold any Equity Securities, such Shareholder shall cease to be entitled to any further rights under the provisions of this Agreement but shall not be relieved of any obligations under this Agreement which arose in respect of such Equity Security holding up to and including such time.

 . The Parties acknowledge and agree that all restrictions contained in this Agreement are reasonable and valid and that all defences to the strict enforcement thereof are hereby waived, and that the rights, privileges, restrictions and conditions set forth in this Agreement are special and unique such that a breach thereof cannot be adequately compensated through an award of damages. Accordingly, any Party shall be entitled to temporary and permanent injunctive relief and for an order for specific performance against every other Party who is in breach of this Agreement without the necessity of having to prove damages. Any remedy set forth in or contemplated by this Agreement shall be in addition to and not in substitution for or dependent upon any other remedy.

 . The provisions of this Agreement relating to Shares shall apply MUTATIS MUTANDIS to any securities into which the Shares or any of them may be converted or changed, to any securities of the Corporation resulting from a reclassification, subdivision or consolidation of any Shares, to any securities of the Corporation which are received by the Shareholders as a dividend in kind, and to any securities of the Corporation or of any successor body corporate which may be received by the Shareholders on an amalgamation, reorganization, merger or combination of the Corporation.

 . This Agreement shall come into force and be effective as of and from the date of this Agreement appearing on the first page hereof and will continue in full force until the earlier of the date upon which this Agreement is terminated by the written agreement of the Shareholders or the Corporation is dissolved pursuant to the Act (provided that if the Corporation is dissolved and is subsequently revived pursuant to the Act, the dissolution shall be deemed not to have occurred for the purposes of this Section).

 . This Agreement constitutes a written agreement among all of the shareholders of the Corporation restricting the powers of the Directors to manage or supervise the management of the business and affairs of the Corporation within the meaning of the Act.

 . All certificates evidencing Shares shall have the following legend endorsed thereon:

                  "The Corporation and the securities evidenced by this certificate are subject to, and the disposition and transfer of such securities are restricted by, a unanimous shareholder agreement, a copy of which may, at the request of any shareholder of the Corporation, be examined at the principal business office of the Corporation during normal business hours."

 . Each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that another Party may reasonably require for the purposes of giving effect to this Agreement.

 . This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. Each of the Parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

 . This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner shall promptly forward to the other Party an original of the signed copy of this Agreement which was so faxed.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date first written above.


                                       PLAYSTAR WYOMING HOLDING CORP.


                                       By:
                                          --------------------------------------
                                          William F.E. Tucker, President




                                       JOSEPH ALVES




                                       ALICIA DA CONCEICAO



                                       CYBERSTATION COMPUTERS & SUPPORT INC.


                                       By:
                                          --------------------------------------
                                          Joseph Alves, President